14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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[  ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              DIANON Systems, Inc.
            -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              DIANON Systems, Inc.
            -------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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     14a-6(i)(3).

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          pursuant to Exchange Act Rule 0-11:

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[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
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
                                                                PRELIMINARY COPY

                              DIANON SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 24, 1996


     The Annual Meeting of the shareholders of DIANON Systems, Inc. (the "Company") will be held at the Company's corporate headquarters at 200 Watson Boulevard, Stratford, Connecticut, on Thursday, October 24, 1996, at 10:00 A.M., for the following purposes:

          (1)  To elect directors for the ensuing year;

          (2) To approve the Company's agreement with G.S. Beckwith Gilbert and certain of his affiliates that Mr. Gilbert and such affiliates be permitted to vote shares of the Company's common stock purchased by them from the Company in October 1995 representing up to 20% of the total voting power of the Company's voting securities outstanding from time to time (the "Voting Rights Proposal") as more fully discussed under "Approval of the Voting Rights Proposal";

          (3) To approve the adoption of the 1996 Stock Incentive Plan (the "Plan");

          (4) To ratify the appointment of Arthur Andersen, LLP as the independent public accountants of the Company for the calendar year ended December 31, 1996; and

          (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on September 20, 1996 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from October 14, 1996 to the date of the Annual Meeting at the Company's corporate headquarters.

     Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                        By Order of the Board of Directors

                                                  Elizabeth Pultz
                                                Assistant Secretary

200 Watson Boulevard
Stratford, Connecticut 06497
September 23, 1996

            IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND RETURNED PROMPTLY

                              DIANON SYSTEMS, INC.
                                 PROXY STATEMENT

September 23, 1996

     This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DIANON Systems, Inc. ("DIANON" or the "Company") for use at the Annual Meeting of its shareholders to be held at the Company's corporate headquarters at 200 Watson Boulevard, Stratford, Connecticut on Thursday, October 24, 1996, at 10:00 A.M.

     Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees and approval of the other proposals set forth in the Notice of Annual Meeting of Shareholders of the Company. The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

     The Annual Report of the Company (which does not form a part of the proxy solicitation material), including the financial statements of the Company for the fiscal year 1995, is enclosed herewith.

     The mailing address of the principal executive office of the Company is 200 Watson Boulevard, Stratford, Connecticut 06497. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about September 23, 1996.

                                VOTING SECURITIES

     The Company has only one class of voting securities outstanding, its Common Stock, par value $.01 per share (the "Common Stock"). On September 20, 1996, 5,936,298 shares of Common Stock were outstanding. At the Annual Meeting, each shareholder of record at the close of business on September 20, 1996, will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.

                              ELECTION OF DIRECTORS

     Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named in the following table as directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified.

     If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

Information Concerning Directors and Nominees

     Set forth below is certain information concerning each nominee for director of DIANON Systems, Inc. All of the nominees are currently directors of the Company.

     Richard A. Sandberg, age 54, a founder of the Company, served as Chief Executive Officer and a Director from its inception until May 1992, when he became co-Chief Executive Officer. He has served as Chairman of the Board since 1989 and presently in such position continues to be an employee of the Company. Mr. Sandberg served as President and Chief Executive Officer from January 1995 to May 1996. Mr. Sandberg also serves as a director of UroMed Corporation.

     Kevin C. Johnson, age 41, a Director since May 1996, has served as President since May 1996, when he joined the Company. Formerly, Mr. Johnson was with Corning Inc., a manufacturer of specialty materials and a provider of laboratory services, for eighteen years, serving most recently as Vice President and General Manager of Corning Clinical Laboratories in Teterboro, New Jersey.

     John P. Davis, age 54, Vice Chairman of the Board since January 1995, is President and Chief Executive Officer of Calypte Biomedical Corp., a diagnostic products company located in Alameda, California. He has been a Director of the Company since 1984. From 1984 to January 1995, Mr. Davis was an officer of the Company. Mr. Davis joined the Company in January 1984 as President and Chief Operating Officer, and subsequently became co-Chief Executive Officer in May 1992 and Chief Executive Officer in 1994. In January 1995, Mr. Davis resigned as Chief Executive Officer of the Company. Mr. Davis also serves as a director of Athena Neurosciences, Inc. and PepGen Corporation.

     Walter O. Fredericks, age 56, a Director since 1989, is Chairman, President and Chief Executive Officer of Lifecodes Corporation and Chairman of Cellmark Diagnostics, Inc., both of which are in the human identity testing and product supply field. Mr. Fredericks is also President and Chairman of Electronic Instruments International Corporation, a manufacturer of electronic instrumentation.

     Jeffrey L. Sklar, age 48, a Director of the Company since 1994, is also director, Division of Diagnostic Molecular Biology, Department of Pathology, Brigham and Women's Hospital. Dr. Sklar is Professor of Pathology, Harvard Medical School, and since 1992, Dr. Sklar has also served as Director, Molecular Diagnostic Laboratory, Dana-Farber Cancer Institute. Dr. Sklar presently serves on the Editorial Boards of the American Journals of Pathology and Genes, Chromosomes, and Cancer. In addition, Dr. Sklar serves on the Scientific Advisory Committee on the Clinical Sciences, Fred Hutchinson Cancer Center, Seattle, Washington; the Scientific Advisory Committee, New England Primate Research Center, Harvard University; and the Pathology B Study Section, National Institutes of Health. Dr. Sklar holds an M.D. and Ph.D. from Yale University and a M.A. (honorary) from Harvard University.

     G. S. Beckwith Gilbert, age 54, a Director since October 1995, is President, Chief Executive Officer and a director of Field Point Capital Management Company in Greenwich, Connecticut, a merchant banking firm. Mr. Gilbert is also a partner of Wolsey & Co., a merchant banking firm. Mr. Gilbert serves as a director of Davidson Hubeny Brands, Inc. and TMS Technologies, Inc.

     James B. Amberson, age 45, a Director since January 1995, is Senior Vice President, Operations and Chief Medical Officer of the Company. Dr. Amberson joined DIANON in 1989 as Director, Cytometry Business Unit, and has served as Vice President of Pathology Services, Vice President of Medical Affairs and Senior Vice President and General Manager of the Anatomic Pathology Unit before his present position. Prior to joining the Company, he was Assistant Professor of Pathology, Cornell University Medical College for six years. Dr. Amberson holds an M.D. from Johns Hopkins University and an M.B.A from Columbia University School of Business.

Committees of the Board

     The  Company's  Board  of  Directors   presently  has  standing  Audit  and
Compensation Committees, the current membership and principal responsibilities of which are described below:

Audit Committee

     Members: Mr. Davis, Mr. Gilbert and Mr. Fredericks

     Mr. Davis and Mr. Gilbert were elected to the Audit Committee in February, 1996.

     The Audit Committee's functions include reviewing with the independent public accountants the plan for and results of their audit, the adequacy of the Company's systems of internal accounting controls and any material breakdown in such controls. In addition, the Audit Committee reviews the independence of the independent public accountants and their fees for services rendered to the Company.

Compensation Committee

     Members: Mr. de Bruin, Mr. Fredericks, Mr. Gilbert and Dr. Sklar

     Mr. Gilbert was elected to the Compensation Committee in April, 1996.

     The Compensation Committee's functions include setting compensation of the Chairman of the Board and the executive staff. In addition, the Compensation Committee has the authority to grant certain awards under the 1991 and 1996 Stock Incentive Plans.

Attendance at Board and Committee Meetings

     During the 1995 fiscal year the Board of Directors held six regular meetings and five special meetings. In addition, the Audit Committee met once and the Compensation Committee met four times. During such fiscal year each director attended at least 75% of the aggregate of (i) the regular and special meetings of the Board and (ii) the meetings of the committees of the Board on which such director served.

Compensation of Directors

     Directors who are not employees of the Company are paid $2,000 per quarter and $1,500 for each meeting of the Board of Directors attended in person and $500 for each meeting attended by telephone. In addition, committee members are paid $500 for each committee meeting attended which does not occur on the same day as a Board meeting. Directors are also reimbursed for expenses to attend meetings of the Board and its committees. In addition, the Company has made payments to Brigham & Women's Hospital, Inc. for which Dr. Sklar is director, Division of Diagnostic Molecular Biology, Department of Pathology. See "Compensation Committee Interlocks and Insider Participation".

     In July 1995, subject to shareholder approval, the Company adopted a stock compensation plan for outside directors which provides for (i) the automatic grant (subject to shareholder approval) of initial and quarterly stock options with tandem limited stock appreciation rights beginning July 1995, and (ii) the automatic quarterly grant of shares of stock beginning after shareholder approval of the plan (in replacement of the $2,000 quarterly cash fee). In September 1996, the plan was amended, effective upon shareholder approval, to authorize the Board to make discretionary grants of stock options and other equity awards to outside directors. The plan is part of the 1996 Stock Incentive Plan which is being submitted for shareholder approval at the Annual Meeting. See "Approval of the DIANON Systems, Inc. 1996 Stock Incentive Plan".

     Each initial and quarterly option which is automatically granted under the plan is exercisable for that number of shares obtained by dividing $5,000 by the closing price of Common Stock on the date of grant and is exercisable at that price. Each such option has a 10-year term and vests with respect to 10% of the underlying shares on the date which is three months after the date of grant, and an additional 10% at the end of each three-month period thereafter. Each such option can be exercised for five years following a director's termination of service to the extent it had vested prior to termination. Each automatic quarterly stock grant is for the number of shares obtained by dividing $2,000 by the closing price of Common Stock on the date of grant and is fully vested at grant.

     Mr. Sandberg, Mr. Johnson and Dr. Amberson, who are employees of the Company, receive no additional compensation for their services as Directors of the Company.

Voting for Directors

     Abstentions and shares held of record by a broker or its nominees on behalf of a beneficial owner that are not voted because the beneficial owner has failed to direct a vote ("broker non-votes") are each included in the determination of the existence of a quorum. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are not counted for purposes of election of directors.

                               EXECUTIVE OFFICERS

     Carl R. Iberger, age 43, has served as Vice President, Finance and Administration since March, 1996, as Vice President, Administration since January 1991 and Corporate Secretary since November 1986. Prior to joining the Company in 1986, Mr. Iberger was Controller for a division of Dataproducts Corporation, a leading manufacturer of computer printers. Mr. Iberger has submitted his resignation as Vice President, Finance and Administration and as Corporate Secretary, which will be effective as of September 30, 1996.

     Albert A. Luderer, age 47, has served as Vice President, Technology since January 1995. Dr. Luderer joined DIANON in November 1993, as Director of Research and Development. Prior to joining the Company, Dr. Luderer was with Boehringer Mannheim Corporation, a manufacturer of pharmaceuticals, diagnostic instruments and medicinal chemicals, for six years, serving most recently as Vice President, Technology Development & Support. Dr. Luderer holds an M.S. and Ph.D. from Rutgers University.

     Daniel J. Cronin, III, age 38, has served as Vice President, Management Information Systems since October 1994. Mr. Cronin joined DIANON in November 1990 as Director of Management Information Systems. Prior to joining the Company, Mr. Cronin served as Applications Development Manager with Ultimate Corporation, a marketer of mini-computer systems and systems maintenance.

     Robert C. Verfurth, age 36, has served as Director of Sales since August 1994. Mr. Verfurth joined DIANON in 1989 as a Sales Representative and subsequently served as National Accounts Manager. Prior to his present position, Mr. Verfurth served as Southeast Regional Sales Manager. Before joining the Company, Mr. Verfurth was a captain in the U.S. Air Force.

     For information with respect to Mr. Sandberg, Dr. Amberson and Mr. Johnson, who are also Directors, see "Election of Directors - Information Concerning Directors and Nominees".

                             EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Committee of the Board of Directors of DIANON Systems, Inc. (the "Committee") sets forth its report on executive compensation below. This Committee report documents the components of the Company's executive officer compensation programs and describes the basis on which 1995 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables below.

Compensation Program Components

     The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's officers and senior management employees. In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of business goals and the maximization of shareholder return. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for executive officers to achieve the short- and long-term goals of the Company, comprises three components: base salary, incentive compensation and stock option awards.

     Base Salary - Base pay levels are largely determined through comparisons with service companies of similar size. Since the Company's current strategy places greater reliance on outstanding professional and management skills than on proprietary technology, the Company believes that base salaries at the high end of the competitor range may be required in certain circumstances to maintain the Company's strategic position. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons. For 1995 the competitive information used to assess appropriate salary levels was derived from a compensation survey for small to medium-sized businesses, and the base salary of the CEO and other officers comparable with the survey were between the first and third quartiles reported in such survey.

     Management Incentive Plan - The Company's Management Incentive Plan provides cash bonus incentives ("Incentive Payments") for all management employees. The bonus payment under this plan is based on a fixed percentage of an employee's annual salary, which increases with the grade of an employee's position from 10% to a maximum of 40%. This percentage of salary is then adjusted to reflect the degree to which Company and individual performance goals are achieved (respectively, the "Company Achievement Percentage" and the "Individual Achievement Percentage") by multiplying the employee's fixed bonus percentage by the Company Achievement Percentage and by the Individual Achievement Percentage. The maximum bonus attainable is limited to the prescribed salary percentage, unless certain special Company sales and income goals are met. Achieving these special "stretch" goals entitles participants to additional compensation equal to 50% of the amount otherwise payable under the Management Incentive Plan ("Extra Incentive
     Payout"). Actual awards are subject to decrease or increase at the discretion of the Committee.

     The Company's goals and the Company Achievement Percentage for 1995 were based on sales growth and targeted earnings per share levels. The principal factor in measuring performance against Company goals is actual sales growth compared to planned sales growth. Failing to achieve targeted earnings per share goals can limit Incentive Payments but exceeding earnings per share goals cannot increase Incentive Payments if sales growth is not also achieved. Special Company goals entitling participants to Extra Incentive Payouts were not reached. The individual goals for executive officers were established by the CEO and each executive officer. At the end of the year, each officer's performance was reviewed and assigned an Individual Achievement Percentage. Taken together, these Company and
     Individual Achievement Percentages generated 1995 bonuses representing approximately 17 to 26% of annual base salary for such officers.

     Stock Option Program - The Committee strongly believes that by providing executives an opportunity to own shares of Company stock, the best interests of shareholders and executives will be closely aligned. Therefore, all executives are eligible to receive stock options from time to time giving them the right to purchase shares of Common Stock of the Company at a specific price in the future. The number of stock options granted to executive officers is determined at the discretion of the Committee based on the accomplishments of such executives, their length of service with the Company, the number of prior awards received by such officer, their relative value as well as the exercise price of such awards, and competitive practices. During 1995 the Committee also offered short-term stock options to all employees of the Company, in proportion to their respective salaries, pursuant to the Company's Employee Stock Purchase Plan which was approved by the Company's shareholders at the 1995 Annual Meeting.

Discussion of 1995 Compensation for the Chairman and Chief Executive Officer

     The Committee meets with the CEO to evaluate his performance. For 1995 Mr. Sandberg's incentive compensation was based on the Company Achievement Percentage and the Committee's evaluation regarding his overall performance based on both quantitative and qualitative objectives and expectations. Based on these considerations, and in particular the large 1995 non-recurring charges resulting from prior period investments, the Committee awarded Mr. Sandberg incentive compensation in 1995 which represented approximately 17% of his annual base salary for the year.

     This report has been provided by the Compensation Committee of the Board of
Directors:

                              Walter O. Fredericks
                                 Andre de Bruin
                          Jeffrey L. Sklar, M.D.,Ph.D.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the following named executive officers: (i) the two persons who served as Chief Executive Officers ("CEOs") during 1995 and (ii) the four most highly compensated executive officers (other than the CEOs) serving at December 31, 1995 whose total salary and bonus for 1995 exceeded $100,000. Long Term Compensation Other Securities Annual Underlying All Other Salary Bonus Compensation Options (4) Compensation


                                                                           Long Term
                                                                          Compensation
                                                              Other        Securities
                                                              Annual       Underlying     All Other
                                        Salary    Bonus     Compensation   Options (4)   Compensation

Richard A. Sandberg (1) ........  1995  $212,500  $36,975    $   --         $  --        $3,681 (6)
Chairman of the Board and ......  1994   203,280   47,902        --        20,000         3,841
  Chief Executive Officer ......  1993   193,600   42,592        --            --         2,181

John P. Davis (2) ..............  1995    11,728    7,000        --       116,084       195,461 (7)
Former Chief Executive Officer .  1994   203,280   52,000        --        30,000        10,427
                                  1993   193,600   42,592        --            --        13,220

James B. Amberson, M.D .........  1995   185,465   36,997        --        25,000         2,104 (8)
Director, Senior Vice President,  1994   173,764   39,230        --        31,500        12,889
  Operations and Chief Medical .  1993   161,079   33,148        --         6,000        38,103
  Officer ......................                                                             --

Albert A. Luderer, Ph.D ........  1995   163,369   41,758     4,190        10,000         8,530 (9)
Vice President, Technology .....  1994   155,048   27,110     2,214        26,000        22,639
                                  1993    28,846   38,000        --            --         6,536

Carl R. Iberger (12) ...........  1995   108,952   27,788        --            --         3,144 (10)
Vice President, Finance and ....  1994   103,981   17,847        --        26,800         3,465
  Administration and ...........  1993    99,138   16,632        --         5,000         3,566
  Corporate Secretary

Daniel J. Cronin ...............  1995    91,038   18,995        --         4,000         3,092 (11)
Vice President, Management .....  1994    79,615   15,904        --        15,800           726
  Information Systems ..........  1993    72,133   10,066        --         3,000         2,240


(1) Mr. Sandberg ceased serving as Chief Executive Officer of the Company in May 1996. He continues to serve as Chairman of the Board and as an employee of the Company.
(2) Mr. Davis resigned as Chief Executive Officer in January 1995. He continues to serve as a Director and as Vice Chairman of the Board.
(3) The amounts indicated in 1995 and 1994 for Dr. Luderer are relocation tax gross-ups.
(4) Does not include options granted under the Company's Employee Stock Purchase Plan, which were made available to all employees of the Company, in proportion to their respective salaries, on a nondiscriminatory basis.
(5) In January 1995, Mr. Davis resigned his full time employment and officer position with the Company. As part of the severance agreement, during 1995 stock options to purchase 69,916 shares of Common Stock at exercise prices ranging from $4.56 to $10.75 were cancelled and stock options to purchase 116,084 shares of Common Stock with exercise prices ranging from $8.00 to $10.75 were amended to set their exercise price at $5.25. These amended options vested 25% in March 1995. The remaining 75% will vest in January 1997 if non-compete and other agreements are not violated prior to January 1997.
(6) The $3,681 indicated for Mr. Sandberg represents contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance which for 1995 amounted to $1,500 and $2,181, respectively.
(7) The $195,461 indicated for Mr. Davis represents severance payments, contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance which for 1995 amounted to $191,562, $1,848 and $2,051, respectively.
(8) The $2,104 indicated for Dr. Amberson represents contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance which for 1995 amounted to $1,500 and $604, respectively.
(9) The $8,530 indicated for Dr. Luderer includes deferred compensation under the Company's vacation banking policy accrued during 1995, contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance which for 1995 amounted  to  $6,392,  $920  and  $1,218,  respectively.
(10) The $3,144 indicated for Mr. Iberger includes deferred compensation under the Company's vacation banking policy accrued for during 1995, contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance which for 1995 amounted to $2,127, $520 and $497, respectively.
(11) The $3,092 indicated for Mr. Cronin includes deferred compensation under the Company's vacation banking policy accrued for during 1995, contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance which for 1995 amounted to $1,731, $965 and $396, respectively.
(12) Mr. Iberger has submitted his resignation as Vice President, Finance and Administration and as Corporate Secretary, which will be effective as of September 30, 1996.

Employment and Severance Agreements

     In January 1995, Mr. Davis resigned his full-time employment and officer position with the Company. The Company paid approximately $257,000 during 1995 and $21,000 during 1996 for severance benefits to Mr. Davis. As part of the severance agreement, during 1995 stock options to purchase 69,916 shares of Common Stock at exercise prices ranging from $4.56 to $10.75 were cancelled and stock options to purchase 116,084 shares of Common Stock with exercise prices ranging from $8.00 to $10.75 were amended to set their exercise price at $5.25. These amended options vested 25% in March 1995. The remaining 75% will vest in January 1997 if non-compete and other agreements are not violated prior to January 1997.

     The Company has executive severance agreements with Mr. Sandberg and with Dr. Amberson (the "Employees"). Each such agreement provides that in the event of a "Change in Control of the Company", as defined in the agreement, if the Employee's employment is terminated other than for "Cause", as defined in the agreements, he is entitled to receive one year's salary and bonus and all his stock options will vest completely. The agreements expire in March 2001 and are subject to successive automatic one-year renewals thereafter (unless certain notice is given).

     The Company has also entered into an employment agreement with Dr. Amberson. Pursuant to the agreement, Dr. Amberson is entitled to a salary as determined by the Company and other benefits of the Company. This agreement provides that in the event of a termination of Dr. Amberson's employment for other than "Stated Cause" (as defined in the agreement), he is entitled to receive six months salary and other benefits. Subject to the foregoing, this agreement is subject to termination at will by either party.

     The Company has also entered into an employment agreement with Mr. Johnson. The agreement provides for an initial base salary of $275,000 per annum, the grant of options to purchase 200,000 shares of Common Stock with a 10-year term and an exercise price of $5.69, stock grants of 15,000 shares of Common Stock on each of January 2, 1997 and January 2, 1998 provided Mr. Johnson continues to be employed by the Company, a signing bonus of $50,000 and a loan of $150,000. The loan carries an interest rate of 5.9%, payable annually, and is repayable upon termination of Mr. Johnson's employment by the Company. If Mr. Johnson continues to be employed by the Company, the loan principal will be forgiven at the rate of $2,500 per complete month of employment from January 31, 1998 through December 31, 2002. This agreement provides that in the event of a termination of Mr. Johnson's employment other than for "Cause", as defined in the agreement, he is entitled to receive one year's salary and other benefits. Subject to the foregoing, this agreement is subject to termination at will by either party.

Performance Graph

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative shareholder return on an indexed basis with a broad equity market index and either a published industry index or an index of peer companies selected by the Company. The graph below compares the cumulative total return during such period on $100 invested as of July 31, 1991 (the effective date of the Company's initial public offering) in the Common Stock of the Company, the H&Q Health Care Sector excluding the Biotechnology Sector of the Hambrecht & Quist Technology and Growth Indices and the NASDAQ National Market Index, assuming the reinvestment of all dividends:

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                                                       H&Q Health Care
                  DIANON        Nasdaq Stock        Without Biotechnology
DATES             Systems       Market - U.S.            Sub-Sector

July-91           $100.00         $100.00                 $100.00
Dec-91             171.88          118.04                  145.90
Dec-92             137.50          137.37                  123.00
Dec-93              75.00          157.70                   88.09
Dec-94              50.00          154.15                   93.60
Dec-95              53.13          217.99                  155.84


Change of Control Provisions

     Each of the Company's Employee Stock Purchase Plan and 1991 Stock Incentive Plan contains "Change of Control" (as such term is defined in each such plan) provisions generally comparable to the change of control provisions contained in the Company's 1996 Stock Incentive Plan described under "Approval of the DIANON Systems, Inc. 1996 Stock Incentive Plan" which provisions have effects generally comparable to the effects described for the 1996 Stock Incentive Plan except that options granted under the Employee Stock Purchase Plan will only be exercisable (if not already exercisable) as of the first business day that is at least 30 days after the "Change of Control" rather than immediately.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with except for the following exceptions: Mr. Cronin, Mr. Davis, Dr. Foemmel and Mr. Verfurth each reported one transaction late on a subsequently filed Form 5.

     The following table shows, as to the named executive officers of the Company, information about option grants in the last fiscal year. As of September 20, 1996, the Company has not granted any Stock Appreciation Rights.

                        OPTION GRANTS IN LAST FISCAL YEAR


                              Number of      % of Total                             Potential Realizable Value at
                              Securities      Options                                  Assumed Annual Rates of
                              Underlying     Granted to   Exercise or                 Stock Price Appreciation
                               Options       Employees    Base Price   Expiration         for Option Term
            Name            Granted (#)(3)   in 1995(3)    ($/Share)      Date          5%($)          10%($)
            ----            --------------   ----------   ---------    ----------       -----          ------

Richard A. Sandberg               0              --      $  --                --      $     --        $     --
John P. Davis               116,084 (1)          36%       5.25         01/20/00       383,274         971,292
James B. Amberson, M.D       25,000 (2)           8%       5.25         08/15/05        82,542         209,179
Albert A. Luderer, Ph.D      10,000 (2)           3%       5.25         08/15/05        33,017          83,671
Daniel J. Cronin              4,000 (2)           1%       5.25         08/15/05        13,207          33,469


(1) In January 1995, Mr. Davis resigned his full time employment and officer position with the Company. As part of the severance agreement, during 1995 stock options to purchase 69,916 shares of Common Stock at exercise prices ranging from $4.56 to $10.75 were cancelled and stock options to purchase 116,084 shares of Common Stock with exercise prices ranging from $8.00 to $10.75 were amended to set their exercise price at $5.25. These amended options vested 25% in March 1995. The remaining 75% will vest in January 1997 if non-compete and other agreements are not violated prior to January 1997.
(2) In August 1995, the Company granted certain employees and officers options to purchase 156,000 shares of Common Stock at $5.25 per share under the 1991 Stock Incentive Plan. These options vest 40% in August 1997 and 20% during each year thereafter.
(3) Does not include options granted under the Company's Employee Stock Purchase Plan, which were made available to all employees of the Company on a non-discriminatory basis.

     The following table shows aggregate option exercises in the last fiscal year and fiscal year-end option values for the named executive officers.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                                            Value of Unexercised
                                                                   Number of                In-the-Money Options
                              Shares      Value Realized      Securities Underlying          at FY-End (based on
                             Acquired     (Market Price            Unexercised                 FY-End Price of
                               on        at Exercise less       Options at FY-End              $4.25/share) (1)
            Name             Exercise   Exercise Price($))  Exercisable   Unexercisable  Exercisable   Unexercisable
            ----             --------   -----------------   -----------   -------------  -----------   -------------


Richard A. Sandberg               --       $    --           149,024         26,976      $       --    $      --
John P. Davis                     --            --            29,021         87,063              --           --
James B. Amberson, M.D.           --            --            17,200         39,300              --           --
Albert A. Luderer, Ph.D.          --            --            10,400         25,600              --           --
Carl R. Iberger                   --            --            15,440         11,360              --           --
Daniel J. Cronin               2,080         3,432             6,960         12,840              --           --


(1) Computed based upon difference between aggregate fair market value and aggregate exercise price.

                          10 YEAR OPTION REPRICINGS (1)


                                          Number of
                                          Securities    Market Price
                                          Underlying      of Stock                                        Length of Original Option
                                           Options       at Time of    Exercise Price at                      Term Remaining at
                                          Repriced       Repricing     Time of Repricing   New Exercise       Date of Repricing
Name                         Date        or Amended     or Amendment     or Amemdment         Price             or Amendment
- ----                         ----        ----------     ------------     ------------         -----             ------------

Richard S. Foemmel, Ph.D.  June 9, 1994     1,040           $4.56           $3.85             $4.56            10 months  (2)
                                            3,600            4.56           9.88              4.56      2 years 7 months  (3)
                                            3,200            4.56           9.94              4.56      3 years 8 months  (4)
                                            4,000            4.56           8.00              4.56      9 years 5 months  (5)

James B. Amberson, M.D.    June 9, 1994     3,900            4.56           3.85              4.56             10 months  (2)
                                            3,600            4.56           9.88              4.56      2 years 7 months  (3)
                                            3,200            4.56           9.94              4.56      3 years 8 months  (4)
                                            4,800            4.56           8.00              4.56      9 years 5 months  (5)

Albert A. Luderer, Ph.D.   June 9, 1994    12,000            4.56           8.00              4.56      9 years 5 months  (5)

Carl R. Iberger            June 9, 1994     5,200            4.56           3.85              4.56             10 months  (2)
                                            2,400            4.56           9.88              4.56      2 years 7 months  (3)
                                            3,200            4.56           9.94              4.56      3 years 8 months  (4)
                                            4,000            4.56           8.00              4.56      9 years 5 months  (5)

Daniel J. Cronin           June 9, 1994       800            4.56           9.88              4.56      2 years 7 months  (3)
                                            1,600            4.56           9.94              4.56      3 years 8 months  (4)
                                            2,400            4.56           8.00              4.56      9 years 5 months  (5)

John P. Davis              March 16, 1995  84,884            5.25           8.00              5.25      6 years, 3 months  (6)
                                           31,200            5.25          10.75              5.25      6 years, 3 months  (6)

- --------------------

(1) Does not include repricing before July 31, 1991 when the Company became a reporting company pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934.
(2)  The repriced  options  expire on April 30, 2000.
(3)  The repriced  options  expire on April 30, 2001.
(4)  The repriced  options  expire on April 30, 2002.
(5)  The repriced  options  expire on April 30, 2003.
(6) The repriced options expire on January 20, 2000. These options were repriced as part of a negotiated severance agreement with Mr. Davis which included non-compete, non-solicitation and other provisions which inure to the benefit of the Company.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Sklar served as a member of the Compensation Committee of the Company's Board of Directors during the last completed fiscal year and is continuing to serve as such in the 1996 fiscal year. In 1995 the Company entered into a three-year research and development agreement with Brigham & Women's Hospital, Inc., for which Dr. Sklar is director, Division of Diagnostic Molecular Biology, Department of Pathology. The agreement requires the Company to make quarterly payments of $30,000 totaling $360,000 in exchange for option rights to discoveries and inventions in the areas of cancer detection and diagnosis. The research is to be conducted by Dr. Sklar, a Director of the Company. The Company paid $60,000 in 1995 and as of September 20, 1996, has made payments of $90,000 for 1996. In addition, the Company has made payments to Brigham & Women's Hospital, Inc. of $30,000 in each of 1995 and 1996 for consulting services by Dr. Sklar.

                     OWNERSHIP OF VOTING STOCK BY MANAGEMENT

     The following table gives information concerning the beneficial ownership of Common Stock as of September 20, 1996 by all directors and each of the named executive officers and all directors and executive officers as a group.


                            Total Shares
                            Beneficially                            Right to      Percent of
Beneficial Owners           Owned (1)(2)     Direct Ownership      Acquire(3)      Class(4)
- -----------------           ------------     ----------------      ----------      --------

Richard A. Sandberg            245,069             96,045           149,024        4%
John P. Davis                  143,241            114,220            29,021        2%
Andre de Bruin                  10,300              4,300             6,000        --  (5)(6)
Walter O. Fredericks             3,900                 --             3,900        --  (5)
Jeffrey L. Sklar                    --                 --                --        --  (5)
James B. Amberson, M.D.         34,992             15,652            19,340        --  (5)
Albert A. Luderer               12,800              4,800             8,000        --  (5)
Carl R. Iberger (8)             19,310              1,950            17,360        --  (5)
Daniel J. Cronin                 9,161              8,201               960        --  (5)
G. S. Beckwith Gilbert       1,800,000          1,000,000           800,000        27% (7)
Kevin C. Johnson               200,000                 --           200,000        3%

All directors and
 executive  officers         2,481,073          1,246,220         1,234,853        35%
 as a group (12 persons)


- ------------------------

(1) The information as to beneficial ownership is based on statements furnished to the Company by its executive officers and directors. The executive officers and directors have sole voting and sole investment power with respect to all shares included in the table above, except for Mr. Gilbert with respect to 121,951 shares which are held by a trust of which Mr. Gilbert is a trustee.
(2) Includes shares listed under the captions "Direct Ownership" and "Right to Acquire".
(3) Individuals currently have the right to acquire these shares within 60 days after September 20, 1996 by the exercise of stock options or warrants.
(4) For the purposes of this table, "Percent of Class" held by each individual and by all directors and executive officers as a group has been calculated based on a total class equal to the sum of (i) 5,936,298 shares of Common Stock issued and outstanding on September 20, 1996 plus (ii) for such individual or such group, as the case may be, the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after September 20, 1996, held by that individual, or such group, as the case may be, and which percent is rounded to the nearest whole number.
(5)  Percentage of shares beneficially owned does not exceed 1% of the class.
(6) Mr. de Bruin will not stand for re-election to the Company's Board of Directors.
(7) As of September 20, 1996, Mr. Gilbert cannot vote, without restriction, any Common Stock or other voting securities of the Company beneficially owned by him representing greater than 1,056,978 votes (which would constitute approximately 18% of the Company's voting securities outstanding as of such date). Any votes in excess of 1,056,978 represented by Common Stock or other voting securities of the Company beneficially owned by Mr. Gilbert as of such date are required to be voted in proportion to the votes cast by all other shareholders of the Company. See "Approval of the Voting Rights Proposal".
(8) Mr. Iberger has submitted his resignation as Vice President, Finance and Administration and as Corporate Secretary, which will be effective as of September 30, 1996.

             OWNERSHIP OF VOTING STOCK BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the only persons who, to the best knowledge of the Company's management as derived from schedules 13D and 13G, beneficially owned more than five percent of the Common Stock as of September 20, 1996 (unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein):

                                                           Amount and Nature
                             Name and Address of             of Beneficial           Percent
  Title of Class              Beneficial Owner                 Ownership           of Class(3)
  --------------              ----------------                 ---------           -----------

DIANON Common Stock      G.S. Beckwith Gilbert                 1,800,000 (1)          27% (2)
                         and certain of his affiliates
                         35 Vista Drive
                         Greenwich, CT 06830

DIANON Common Stock      John M. Bryan and affiliates            711,153               12%
                         Bryan and Edwards
                         600 Montgomery Street - 35th Floor
                         San Francisco, CA 94111

DIANON Common Stock      Oracle Management Partners, Inc.        431,328                7%
                         and Affiliates
                         712 E 5th Avenue - 45th Floor
                         New York, NY 10019


(1) Mr. Gilbert has the right to acquire beneficial ownership of 800,000 of such shares by the exercise of certain warrants. In addition, Mr. Gilbert has shared voting and investment power with respect to 121,951 shares included in the table above.
(2) As of September 20, 1996, Mr. Gilbert cannot vote, without restriction, any Common Stock or other voting securities of the Company beneficially owned by him representing greater than 1,056,978 votes (which would constitute approximately 18% of the Company's voting securities outstanding as of such date). Any votes in excess of 1,056,978 represented by Common Stock or other voting securities of the Company beneficially owned by Mr. Gilbert as of such date are required to be voted in proportion to the votes cast by all other shareholders of the Company. See "Approval of the Voting Rights Proposal".
(3) For the purposes of this table, "Percent of Class" held by each individual has been calculated based on a total class equal to the sum of (i) 5,936,298 shares of Common Stock issued and outstanding on September 20, 1996 plus (ii) for such individual the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after September 20, 1996, held by that individual, and which percent is rounded to the nearest whole number.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

Other Transactions and Indebtedness of Management

     The Company has entered into an agreement with Brigham & Women's Hospital, Inc. pursuant to which payments are being made to such hospital in connection with research being conducted by Dr. Sklar, a director of the Company. See "Compensation Committee Interlocks and Insider Participation".

     As part of the process to recruit a new executive, the Company lent an affiliate of Mr. Sandberg $75,000 in March 1995 at 8% interest. Such loan was repaid in full with interest in March 1996.

     On October 5, 1995 the Company completed a $5,612,000 private placement with G.S. Beckwith Gilbert and certain of his affiliates for 1 million shares of Common Stock and 800,000 two year warrants exercisable at $6.00 (except as otherwise described below). Upon consummation of such transaction, Mr. Gilbert was elected to the Company's Board of Directors. On August 20, 1996, the Company's Board of Directors approved an amendment to the terms of the Warrants to extend from October 4, 1996 to October 31, 1996 the date through which the Warrants can be exercised at $5.00 per share. The amendment was approved in connection with the scheduling of the Annual Meeting for October 24, 1996 to enable the voting on the Voting Rights Proposal to be completed prior to the expiration of the $5.00 per share exercise price. See "Approval of the Voting Rights Proposal".

     For description of a loan from the Company to Mr. Johnson, see "Employment and Severance Agreements".

                     APPROVAL OF THE VOTING RIGHTS PROPOSAL

     On October 5, 1995 the Company completed a private sale (the "Private Placement") to G. S. Beckwith Gilbert and certain of his affiliates (collectively the "Gilbert Entities") of 1,000,000 shares of Common Stock (the "Shares") and 800,000 two-year warrants (the "Warrants") exercisable at $6.00 per share of Common Stock (except as otherwise described below) for an aggregate consideration of $5,612,000. The Company received cash of $5,316,000 and a two-year promissory note in the principal amount of $296,000 bearing interest at an annual rate equal to 7% (the "Private Placement Note"). Some or all of the Warrants can be exercised at a price of $5.00 at any time on or before October 31, 1996. Upon such exercise, the Company will extinguish as an adjustment to the purchase price paid for such Warrants, for each such Warrant for which such exercise has been made, $0.37 of the principal amount of the Private Placement Note upon payment of the interest due on such extinguished amount for the outstanding period. If the 800,000 Warrants are all exercised on or before October 31, 1996, the Private Placement Note for $296,000 will be fully extinguished. See "Certain Transactions and Relationships". As of September 20, 1996, no Warrants have been exercised and $296,000 in principal of the Private Placement Note is outstanding.

     Under the terms of the Private Placement, for a period of seven years, subject to earlier termination in certain events (the "Standstill Period"), the Gilbert Entities are subject to "standstill" limitations providing generally that (i) the Gilbert Entities will not beneficially own any securities of the Company entitled to vote generally in the election of directors of the Company, including Common Stock ("Voting Securities"), other than the Shares, the shares issuable upon exercise of the Warrants (the "Warrant Shares"), shares of Common Stock issuable pursuant to options or rights under Company plans ("Option Shares") and additional Voting Securities so long as the votes represented by such additional Voting Securities together with the votes represented by the Shares, Warrant Shares and Option Shares do not equal or exceed 25% or more of the total voting power represented by all outstanding Voting Securities ("Total Voting Power"), (ii) without regard to clause (i), the Gilbert Entities' voting power would be limited to 1,056,978 shares of Common Stock (the "Gilbert Voting Limit") representing approximately 16.7% of the Total Voting Power (determined on a post-transaction basis) and approximately 19.9% of the Total Voting Power (determined on a pre-transaction basis), except in one limited circumstance involving a sale of the Company in which the Gilbert Entities would not receive an adequate return on their investment in the Company, (iii) subject to the Gilbert Voting Limit, the Gilbert Entities would agree to vote for the Company's nominees in elections of directors, and (iv) the Gilbert Entities would not enter into voting trusts or voting agreements or similar arrangements, solicit proxies or become participants in a proxy solicitation, participate in any 13D group, or, with certain exceptions, make an unsolicited offer to enter into a business combination or purchase any material assets of the Company.

     Upon consummation of the Private Placement, Mr. Gilbert was elected to the Company's Board of Directors and, so long as the Gilbert Entities beneficially own 5% or more of the total Voting Securities outstanding, Mr. Gilbert will be included in the nominees recommended to the shareholders for election to the Board of Directors. The Gilbert Entities are also entitled to notice of certain business combinations and other material events relating to the Company and, if the Company issues Voting Securities for cash, the Gilbert Entities are entitled to purchase additional Voting Securities from the Company to maintain their proportionate stock ownership interest and, if the Company issues Voting Securities to a person that after such issuance would own a greater percentage of Voting Securities or Voting Power than the Gilbert Entities, the Gilbert Entities are entitled to acquire a matching interest, subject, in each case, to the Gilbert Voting Limit. The Gilbert Entities are entitled to notice of certain third party actions that would result in a change of control of the Company, and have a right of first negotiation if the Company proposes to enter into certain business combinations.

     Under the rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to the Company, any issuance of securities by the Company with voting rights greater than 19.9% of the Company's outstanding Voting Securities (prior to any such issuance), or 1,056,978 votes, would require approval by the Company's shareholders. Since the Gilbert Entities were purchasing 1,000,000 shares of Common Stock and Warrants representing the right to acquire an additional 800,000 shares of Common Stock, the Company would have been required under the NASD rules to obtain shareholder approval of the transaction. Because seeking shareholder approval at that time would have substantially delayed the consummation of the Private Placement, the Company and the Gilbert Entities agreed that (1) if at any time the Gilbert Entities beneficially owned Voting Securities representing more than the Gilbert Voting Limit (1,056,978 shares representing 16.75% of the Company's outstanding Voting Securities), the Gilbert Entities agreed to take such action as would be required so that (with one limited exception noted on the preceding page) all shares of Voting Securities beneficially owned by the Gilbert Entities representing votes in excess of the Gilbert Voting Limit are voted in the same proportion as the votes cast by other holders of Voting Securities on all matters to be voted on by the holders of Voting Securities (including, without limitation, matters relating to mergers or other business combinations) and (2) the Company would seek approval at the Company's first annual shareholders meeting following such consummation to raise the Gilbert Voting Limit up to 20% of the Company's outstanding Voting Securities from time to time (representing 1,187,260 votes based on the 5,936,298 shares of Common Stock outstanding as of the record date for the Annual Meeting).

     If the Company's shareholders approve the Voting Rights Proposal the Company will enter into an appropriate amendment of the Private Placement agreement with the Gilbert Entities to increase the Gilbert Voting Limit to 20% of the total voting power of all the Company's Voting Securities outstanding from time to time. If the Company's shareholders do not approve the Voting Rights Proposal, the Gilbert Voting Limit will remain at 1,056,978 votes and Mr. Gilbert will have the right for a period of 30 days after the Annual Meeting to rescind some or all of the Warrants then outstanding and upon such rescission, with respect to each rescinded Warrant the Company shall pay Mr. Gilbert $1.52 in cash and cancel $.37 of principal amount of the Private Placement Note. Other than complying with its obligations under the Private Placement agreement, the Company does not have any plans with respect to actions it might take if the Voting Rights Proposal is not approved by its shareholders at the Annual Meeting.

     The Board of Directors recommends that shareholders vote "FOR" approval of the Voting Rights Proposal. The Voting Rights Proposal reflects the Company's agreement to the terms of the Gilbert Entities investment in the Company at the time of the Private Placement, and the Company believes it is in the best interest of the Company and its shareholders. Approval of the Voting Rights
Proposal requires that the number of votes cast in favor of approval of the Voting Rights Proposal exceed the number of votes a cast against such approval. Abstentions and broker "non-votes" (shares not voted because a nominee holding shares for a beneficial owner neither receives voting instructions from the beneficial owner nor has discretionary voting power with respect thereto) will have no effect on the vote.

     As of the record date for the Annual Meeting, the Directors of the Company who approved the Private Placement and the Gilbert Entities, as a group, beneficially owned an aggregate of 1,230,217 shares of Common Stock (which amount excludes all shares subject to options and warrants outstanding as of the record date for the Annual Meeting and exercisable (but not exercised) as of or within 60 days after such record date representing approximately 21% of the outstanding Common Stock. All such directors and the Gilbert Entities have indicated their intention to vote all of their Common Stock "FOR" approval of the Voting Rights Proposal.

                      APPROVAL OF THE DIANON SYSTEMS, INC.
                            1996 STOCK INCENTIVE PLAN

     The Board of Directors has adopted, subject to approval at the Annual Meeting, the DIANON Systems, Inc. 1996 Stock Incentive Plan (the "Plan"). The purposes of the Plan are to enable the Company to attract, retain and reward employees by offering employees an equity interest in the Company and to enable the Company to pay part of the compensation of its outside directors in Common Stock.

Principal Provisions of the Plan

     The following summary of the Plan, as adopted by the Board of Directors subject to shareholder approval, is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this Proxy Statement.

General Provisions

     The Plan authorizes the granting of awards in the form of any combination (independent or in tandem) of (1) options to purchase shares of Common Stock,
(2) stock appreciation rights ("SARs"), (3) shares of restricted Common Stock ("restricted stock"), (4) shares of deferred Common Stock ("deferred stock"),
(5) bonus stock, (6) loans, and (7) tax-offset payments with respect to any of such awards. Awards may be granted (i) to employees (including officers) of the Company and certain related companies by the Plan Committee (as defined below), and (ii) to directors who are not employees or officers of the Company or certain related companies ("Outside Directors") by the Board of Directors. The Plan also provides for the automatic grant to Outside Directors of (1) options to purchase shares of Common Stock and related limited SARs and (2) stock grants.

     Administration. The Plan is administered by the Board of Directors with respect to awards to Outside Directors, and by a committee of the Company's Board of Directors, which consists of at least two Outside Directors (the "Plan Committee"), with respect to awards to employees. (The Board of Directors and the Plan Committee, in their respective roles, are referred to as the "Granting Authority.") With respect to awards within its jurisdiction, the Granting Authority designates the persons to be granted awards from among those eligible and the type and amount of awards to be granted and has authority to interpret the Plan, adopt, alter and repeal administrative regulations, and determine and amend the terms of awards. The Plan Committee may delegate to officers of the Company any of its authority under the Plan (other than with respect to awards to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, and Performance Awards (as defined below)).

     Eligibility. The Plan Committee may make awards under the Plan to employees (including officers) of the Company or of any entity in which the Company owns at least a 20% interest. The employee participants in the Plan are selected from among those eligible in the sole discretion of the Plan Committee. Outside Directors are automatically granted stock options and related limited SARs and stock grants having the terms specified in the Plan, and may be granted discretionary awards by the Board of Directors. All employees (currently numbering approximately 400) and Outside Directors (currently numbering 5) are eligible to receive awards under the Plan.

     Limitations on Awards. The aggregate number of shares of Common Stock which may be issued under the Plan is 700,000, of which 630,000 may be issued to employees and 70,000 may be issued to Outside Directors. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a SAR for cash or the settlement of any other award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem SARs for cash, will not count against this limit and can be regranted under the Plan. If the exercise price of an option is paid in Common Stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit.

     No employee may be granted stock options, SARs, restricted stock, deferred stock, or bonus stock under the Plan with respect to more than 300,000 shares of Common Stock in any fiscal year. No employee may be granted tax-offset payments with respect to more than the number of shares of Common Stock covered by awards granted to such employee in such fiscal year. The Plan does not limit awards which may be made under other plans of the Company.

Discretionary Awards

     The  Plan   authorizes  the  Granting   Authority  to  grant,   within  its
jurisdiction, the following types of awards in its discretion:

     1. Stock Options. The Granting Authority is authorized to grant incentive stock options ("ISOs") and non-qualified stock options to purchase such number of shares of Common Stock as the Granting Authority determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Granting Authority determines, and at an exercise price determined by the Granting Authority, which may be less than the fair market value of the Common Stock at the date of grant of the option. ISOs may be granted only to employees and are subject to additional restrictions as to exercise period and exercise price as required by the Internal Revenue Code of 1986, as amended (the "Code"). Payment of the exercise price of an option may be made in such manner as the Granting Authority may provide, including cash, delivery of shares of Common Stock already owned or subject to an award under the Plan, "cashless exercise" (an arrangement with a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price), or in any other manner specified by the Granting Authority. Under this provision, the Granting Authority could permit payment to be made by way of successive, automatic applications of shares received upon exercise of a portion of the option to satisfy the exercise price for additional portions of the option, a payment method known as "pyramiding".

     The Granting Authority is authorized to specify the period, if any, over which options become exercisable, and to accelerate the exercisability of options on a case by case basis at any time. The Granting Authority is also authorized to specify the period during which options may be exercised following an option holder's termination of service with the Company, and to extend such period on a case by case basis. The Granting Authority may permit an option to be exercised for an additional period after the option holder's death, even if such period extends beyond the original option term. Unless otherwise provided by the Granting Authority, options will not be transferable except by will or by the laws of descent and distribution.

     2. Stock Appreciation Rights. Upon exercise of a SAR the award holder is entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a share of Common Stock on the exercise date over the "base amount" determined by the Granting Authority. The appreciation is payable in cash, Common Stock, or a combination of both, as determined by the Granting Authority.

     The Granting Authority may also grant limited SARs that will be exercisable only during the 60-day period following a "Change of Control" (as defined below) of the Company. The Granting Authority may provide that in the event of a Change of Control, SARs or limited SARs may be settled on the basis of the "Change of Control Price" (as defined below).

     3. Restricted Stock. The Granting Authority is authorized to award restricted stock subject to such terms and conditions as the Granting Authority may determine in its sole discretion. The Granting Authority has authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Granting Authority may determine. The Plan gives the Granting Authority discretion to accelerate the vesting of restricted stock on a case by case basis at any time. The Granting Authority also has authority to determine whether the award holder will have the right to vote and/or receive dividends on shares of restricted stock, and whether the certificates for such shares will be held by the Company or delivered to the award holder bearing legends to restrict their transfer.

     Stock certificates representing the restricted stock granted under the Plan will be registered in the award holder's name. However, no share of restricted stock may be sold, transferred, assigned or pledged by the award holder until such share has vested in accordance with the terms of the restricted stock award. In the event of an award holder's termination of service before all of his restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited and any purchase price paid by the award holder generally will be returned to the award holder. At the time restricted stock vests, a certificate for such vested shares will be delivered to the award holder (or the beneficiary designated by the award holder, in the event of death), free of all restrictions.

     4. Deferred Stock. Deferred stock may be conditioned upon the attainment of specific performance goals or such other criteria as the Granting Authority may determine. In making an award of deferred stock the Granting Authority will determine the periods, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. Upon vesting, the award will be settled in shares of Common Stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Granting Authority. During the deferral period set by the Granting Authority, the award holder may not sell, transfer, pledge or assign the deferred stock award. In the event of termination of service before the expiration of the deferral period, the deferred stock award will be forfeited, except as may be provided by the Granting Authority. Deferred stock will carry no voting rights until such time as the Common Stock is actually issued.

     5. Bonus Stock. The Granting Authority may award bonus stock subject to such terms and conditions as it may determine. Such awards may be conditioned upon attainment of specific performance goals or such other criteria as the Granting Authority may determine, and the Granting Authority may waive such conditions in its discretion. Bonus stock may be issued without payment therefor or may be sold at a discount from its fair market value.

     6. Loans. The Granting Authority may provide that the Company will make, or arrange for, a loan with respect to the exercise of any stock option granted under the Plan, with respect to the payment of the purchase price, if any, of any restricted stock awarded under the Plan, and/or with respect to any taxes arising from an award under the Plan, provided that the Company will not loan more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares awarded, plus (ii) the amount of any taxes arising from such award. The Granting Authority will determine the terms of any such loan.

     7. Tax-Offset Payments. The Granting Authority is authorized to provide for a tax-offset payment by the Company to an award holder not in excess of the amount necessary to pay the federal, state, local, and other taxes payable with respect to any award and the receipt of the tax-offset payment, assuming the award holder is taxed at the maximum tax rate applicable to such income. Due to variations in the actual tax rates applicable to award holders, the benefit of the tax-offset payment may not correspond to the actual tax liability of the award holder. Tax-offset payments are payable in cash.

     8. Performance Awards. The Plan Committee can designate any awards to employees under the Plan as "Performance Awards", and the Plan provides that awards so designated are to be granted and administered so as to qualify as "performance-based compensation" under Section 162(m) of the Code. The grant or vesting of a Performance Award will be subject to the achievement of performance objectives (the "Performance Objectives") established by the Plan Committee based on one or more of the following criteria, which the Plan Committee may apply to the Company on a consolidated basis and/or to a business unit, and which the Plan Committee may use either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

     The Performance Objectives for a particular Performance Award must be established by the Plan Committee in writing no later than 90 days after the beginning of the Company's fiscal year to which it relates. The Plan Committee has authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, but has discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

     9. Deferral of Awards. The Granting Authority may permit an award holder to defer receipt of any award for a specified period or until a specified event.

Automatic Awards to Outside Directors

     The Plan provides for the automatic grant of stock options and stock grants to Outside Directors on the following terms. Each person who was an Outside Director on July 27, 1995, (the date the automatic grant provisions with respect to Outside Directors were adopted by the Board) was granted on that date, and each person who becomes an Outside Director after such date will be granted on the date of his or her initial election (or the first trading day thereafter), an option to purchase the number of whole shares of Common Stock obtained by dividing $5,000 by the closing price of the Common Stock on the date of grant. On the first trading day of each calendar quarter beginning with October 1, 1995, each Outside Director then serving on the Board of Directors and who has served for all or a portion of the previous calendar quarter will be granted an option to purchase the number of whole shares of Common Stock obtained by dividing $5,000 by the closing price of the Common Stock on the date of grant. All options granted prior to shareholder approval of the Plan were granted subject to such approval. Outside Directors also may be granted discretionary awards by the Board of Directors.

     The option price of all options automatically granted to Outside Directors will be equal to the closing sales price of a share of Common Stock on the date of option grant, and may be paid using cash or Common Stock owned for at least six months, or a combination thereof, in the discretion of the option holder. Each option has a ten-year term, and vests with respect to 10% of the underlying shares three months after the date of grant, and an additional 10% at the end of each three-month period thereafter, assuming continued service on the Board of Directors. The minimum number of shares with respect to which an option may be exercised at any time is the lesser of 100 shares or the number of shares subject to the option. Following an Outside Director's termination of service, the options which have previously become exercisable will remain exercisable for five years after such termination, but not beyond their 10-year term.

     An option shall only be exercisable by the option holder or his or her guardian or legal representative. No holder of an option shall have any of the rights of a shareholder.

     Each automatic option to Outside Directors is granted in tandem with a limited SAR which may be exercised only within the 60-day period following a Change of Control. Upon exercise of the limited SAR, the appreciation will be paid in cash based on the Change of Control Price.

     On the first trading day of each calendar quarter beginning with the first calendar quarter after the date of shareholder approval of the Plan, each Outside Director then serving on the Board of Directors and who has served for all or a portion of the previous calendar quarter will be automatically granted the number of whole shares of Common Stock obtained by dividing $2,000 by the closing price of the Common Stock on the date of grant. No cash is payable by the Outside Director for such shares. Such shares will be fully vested and non-forfeitable at the time of grant.

Provisions Relating to a Change of Control

     As a general matter, upon the occurrence of a Change of Control (1) all outstanding stock options, SARs, and limited SARs, including those held by Outside Directors, will become fully exercisable and vested, (2) all restrictions and deferral limitations applicable to outstanding restricted stock and deferred stock awards under the Plan will lapse, and such shares and awards will be deemed fully vested, and (3) to the extent the cash payment of any award is based on the fair market value of stock, such fair market value will be the Change of Control Price.

     A "Change of Control" is deemed to occur on the date (1) any person or group acquires beneficial ownership of securities representing 25% or more of the Company's total voting power (with certain exceptions), (2) individuals who constitute the "Current Directors" (as defined in the Plan) fail to constitute at least two-thirds of the Board of Directors, (3) the shareholders approve a merger or consolidation unless following such transaction (a) the beneficial owners of the Company's Common Stock before the transaction own securities representing more than 50% of the total voting power of the company resulting from the transaction, and (b) at least a majority of members of the board of directors of the company resulting from the transaction were members of the Company's Board of Directors at the time such Board approved the transaction, or
(4) the shareholders of the Company approve a sale of substantially all of its assets.

     The "Change of Control Price" is the highest price per share of Common Stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control during the 90-day period ending with the Change of Control, except that for a SAR granted in tandem with an ISO, such price is the highest price paid on the date the SAR is exercised.

Other Provisions

     Tax Withholding. The Plan permits employees to satisfy all or a portion of their federal, state, local or other tax liability with respect to awards under the Plan by delivering previously-owned shares or by having the Company withhold from the shares otherwise deliverable to such employee shares having a value equal to the tax liability to be so satisfied.

     Adjustments. In the event of specified changes in the Company's capital structure, the Plan Committee will have the power to adjust the number and kind of shares authorized by the Plan (including any limitations on individual awards), the number of stock options to be automatically granted to Outside Directors, and the number, option price and kinds of shares covered by outstanding awards (including those held by Outside Directors), and to make such other adjustments in awards under the Plan as it deems appropriate, provided that no such adjustment may increase the aggregate value of outstanding awards.

     Amendments. The Board of Directors may amend the Plan without shareholder approval, unless such approval is required by law or other regulatory requirements. Amendment or discontinuation of the Plan cannot adversely affect any award previously granted without the award holder's written consent.

     The Granting Authority may amend any grant under the Plan within its jurisdiction (including both discretionary and automatic grants to Outside Directors) to include any provision which, at the time of such amendment, is authorized under the terms of the Plan, except that no award can be modified in a manner unfavorable to the award holder without the written consent of the award holder. In addition, the Granting Authority may, without shareholder approval, cancel an option or other award granted under the Plan and grant a new option or award to the award holder at a lower exercise price or otherwise on more favorable terms and conditions than the canceled award. The Plan shall continue in effect for an unlimited period, but may be terminated by the Board of Directors in its discretion at any time. No ISOs may be granted under the Plan after April 9, 2006.

Certain Federal Income Tax Consequences

     The following is a summary of certain federal income tax aspects of awards made under the Plan, based upon the laws in effect on the date hereof.

     Non-Qualified  Stock Options.  With respect to non-qualified stock options:
(a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise; and (c) at disposition, any appreciation after the date of exercise is treated either as long-term or short-term capital gain, depending on whether the shares were held for more than one year by the participant.

     Incentive Stock Options. Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of his or her employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the participant on such disposition will be taxed as short-term or long-term capital gain, depending on whether the shares were held for more than one year.

     Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally recognize as ordinary income in the year of exercise an amount equal to the amount of cash received plus the fair market value on the date of exercise of any shares received. If the participant receives Common Stock upon exercise of an SAR, rules similar to those described above under "Non-Qualified Stock Options" will apply with respect to the post-exercise appreciation.

     Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock vests, less the consideration paid for the restricted stock. However, a participant may elect, under Section 83(b) of the Code, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions) over their purchase price. The holding period to determine whether the participant has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when the restriction period expires, and the tax basis for such shares will generally be the fair market value of such shares on such date. However, if the participant has made an election under Section 83(b), the holding period will commence on the day after the date of grant, and the tax basis will be equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions).

     Deferred Stock. A participant receiving deferred stock generally will recognize ordinary income equal to the amount of cash received in settlement of the award or the fair market value of the deferred stock on the date that such stock is distributed to the participant, and the capital gain holding period for such stock will also commence on that date.

     Dividends and Dividend Equivalents. Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant. If, however, the participant makes a Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant. If dividend equivalents are credited with respect to deferred stock or other awards, the participant generally will recognize ordinary income when the dividend equivalents are paid.

     Bonus Stock and Director Stock Grants. A participant receiving bonus stock or a stock grant generally will recognize ordinary income on the date of grant equal to the fair market value of such stock on such date.

     Tax-Offset Payments. A participant receiving a tax-offset payment will recognize ordinary income on the date of payment.

     Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or Outside Director recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in a proxy statement of the Company who was employed by the Company at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

Benefits Under the Plan

     The following table sets forth the number of stock options granted to the indicated officers and employee and director groups under the Plan during 1995 and 1996 contingent on shareholder approval of the Plan. The table does not reflect future awards which might be granted under the Plan. The size of future awards and the identity of employee recipients of such awards cannot be determined at this time.


                                New Plan Benefits
                            1996 Stock Incentive Plan

            Name and Position                 Number of Stock Options
     --------------------------------    --------------------------------
     Non-Executive Director Group                     23,861

     (5 persons)

Additional Information

     The last sale price of Common Stock on the NASDAQ National Market System on September 4, 1996 was $6.50 per share.

     The Company's Board of Directors recommends that shareholders vote "FOR" approval of the 1996 Stock Incentive Plan. Approval of the Plan requires that the number of votes cast in favor of approval of the Plan exceed the number of votes cast against such approval. Abstentions and broker "non-votes" (shares not voted because a nominee holding shares for a beneficial owner neither receives voting instructions from the beneficial owner nor has discretionary voting power with respect thereto) will have no effect on the vote.

           RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS' APPOINTMENT

     Arthur Andersen, LLP has been the independent auditors of the Company's accounts since 1983. Such firm has no financial interest, either direct or indirect, in the Company. Selection of Arthur Andersen, LLP as the auditors for the calendar year ending December 31, 1996, was made by the Board of Directors subject to shareholder approval. A representative of Arthur Andersen, LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

     The Company's Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Arthur Andersen, LLP as the Company's independent public accountants for 1996. Approval of the ratification of the independent public accountants' appointment requires that the number of votes cast in favor of approval of the ratification of the independent public accountants' appointment exceed the number of votes cast against such approval. Abstentions and broker "non-votes" (shares not voted because a nominee holding shares for a beneficial owner neither receives voting instructions from the beneficial owner nor has discretionary voting power with respect thereto) will have no effect on the vote.

                              SHAREHOLDER PROPOSALS

     In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than May 27, 1997 if such proposals are to be considered for inclusion in the Company's Proxy Statement related to the 1997 Annual Meeting.

                              COSTS OF SOLICITATION

     The costs of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be primarily by mail.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     Upon the written request of a shareholder of the Company, addressed to Richard A. Sandberg, Chairman of the Board, at 200 Watson Boulevard, Stratford, Connecticut 06497, the Company will provide without charge to such shareholder a copy of the Company's Annual Report on Form 10-K for its calendar year ended December 31, 1995, including all statements and schedules (but without exhibits), filed with the Securities and Exchange Commission.

                            ------------------------

     The information under the headings "Compensation Committee Report", "Compensation Program Components", "Discussion of 1995 Compensation for the Chairman and Chief Executive Officer" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                                      Appendix A
                              DIANON SYSTEMS, INC.
                            1996 STOCK INCENTIVE PLAN


SECTION 1.  Purposes

     The purposes of the Dianon Systems, Inc. 1996 Stock Incentive Plan (the "Plan") are (i) to enable Dianon Systems, Inc. (the "Company") and its Related Companies (as defined below) to attract, retain and reward employees and strengthen the existing mutuality of interests between such employees and the Company's stockholders by offering such employees an equity interest in the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in the form of equity of the Company, thereby increasing such directors' proprietary interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2.  Types of Awards

      2.1 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Bonus Stock; (vi) Loans; and/or (vii) Tax Offset Payments. One or more types of awards may be granted, which may be independent or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

     2.2 Outside Directors shall receive Stock Options, Limited Stock Appreciation Rights and Stock Grants as provided in Section 15. In addition, Outside Directors may be granted awards in one or more of the forms set forth in
Section 2.1.

SECTION 3.  Administration

     3.1 The Plan shall be administered (i) by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), with respect to awards to persons other than Outside Directors, and (ii) by the Board with respect to awards to Outside Directors (except as provided in Section 4.4). The Committee shall consist of not less than two directors each of whom is an Outside Director. The members of the Committee shall serve at the pleasure of the Board.

     3.2    For purposes of this Plan the term "Granting  Authority"  shall mean
(i) the Board of Directors with respect to awards to Outside Directors (except as provided in Section 4.4), and (ii) the Committee with respect to all other awards. The Granting Authority shall have the following authority with respect to awards under the Plan within its jurisdiction: to grant such awards to persons eligible to receive them under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted by it under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Granting Authority shall have the authority with respect to the awards within its jurisdiction:

     (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

     (b)    to select the eligible persons to whom awards will be granted;

     (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

     (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives") and such other factors as the Granting Authority may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

     (e) to determine the treatment of awards upon an award holder's retirement, disability, death, termination for cause or other termination of employment or service with the Company or Related Company;

     (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Granting Authority fails to make such a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the weighted average of the closing sale prices on the nearest trading dates before and after such date;

     (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award
            (i) will be paid to the award holder currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the award holder, or that the award holder has no rights with respect to such dividends;

     (h) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

     (i) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the award holder shall be required to offer to the Company any shares that the award holder wishes to sell, subject to such terms and conditions as the Granting Authority may specify;

     (j) to amend the terms of any award (including those granted under Section 15), prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

     (k) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

     3.3    The  Committee  shall  have  the  right  to  designate   awards  as
"Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Internal Revenue Code (the "Code"). The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

     The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify the Performance Objectives or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

     3.4 All determinations made by the Granting Authority pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     3.5 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934 or Performance Awards. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

SECTION 4.  Stock Subject to Plan

      4.1 The total number of shares of Stock which may be issued under the Plan shall be 700,000, of which 630,000 shall be used for awards to employees and 70,000 shall be used for awards to Outside Directors (all subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

     4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the award holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

      4.3 No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Bonus Stock, or any combination of the foregoing with respect to more than 300,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

      4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any calendar year, the number and type of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.4 occurs, the Committee shall make appropriate adjustment in the awards previously granted and to be granted to Outside Directors under the Plan; provided that no such adjustment shall increase the aggregate value of any outstanding award.

SECTION 5.  Eligibility

      5.1 Employees of the Company or a Related Company, including employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 15. Employees shall be selected for participation in the Plan from time to time by the Committee, in its sole discretion, from among those eligible.

      5.2 Awards under Section 15 of the Plan shall be made solely to Outside Directors, which term shall mean any director of the Company other than one who is an employee of the Company or a Related Company. The Board, in its discretion, may also grant other awards under the Plan in one or more of the forms set forth in Section 2.1 to one or more Outside Directors.

SECTION 6.  Stock Options

      6.1 The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto (which may only be granted to employees); and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

      6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Granting Authority, and may be less than the fair market value of the Stock on the date of the award of the Stock Option.

     (b) Option Term. The term of each Stock Option shall be fixed by the Granting Authority.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Granting Authority. The Granting Authority may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Granting Authority may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Granting Authority, or any combination of the foregoing. If the Granting Authority determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Granting Authority provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

     (e) No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

     (f) Surrender Rights. The Granting Authority may provide that options may be surrendered for cash upon any terms and conditions set by the Granting Authority.

     (g) Non-transferability. Unless otherwise provided by the Granting Authority, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     (h) Termination of Service. Following the termination of an optionee's service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Granting Authority. The Granting Authority may provide different post-termination exercise provisions with respect to termination of service for different reasons. The Granting Authority may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

      6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 19. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7.  Stock Appreciation Rights

     7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Granting Authority, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Granting Authority. Any such award shall be in such form and shall have such terms and conditions as the Granting Authority may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

     7.2 The Granting Authority may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 17.2) (such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). The Granting Authority may also provide that in the event of a Change of Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 17.3).

SECTION 8.  Restricted Stock

     Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

     (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Granting Authority may determine.

     (b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder's name, but the Granting Authority may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Granting Authority, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.

     (c) The Granting Authority may provide that the award holder shall have the right to vote or receive dividends on Restricted Stock. Unless the Granting Authority provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

     (d) Except as may be provided by the Granting Authority, in the event of an award holder's termination of service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Granting Authority may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

     (e) The Granting Authority may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of
            Section 162(m) of the Code).

SECTION 9.  Deferred Stock Awards

     Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

     (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Granting Authority may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Granting Authority may determine.

     (b) Except as may be provided by the Granting Authority, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

     (c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive
            (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Granting Authority may determine.

     (d) Except as may be provided by the Granting Authority, in the event of an award holder's termination of service before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

     (e) The Granting Authority may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 10. Bonus Stock

     The Granting Authority may award Bonus Stock subject to such terms and conditions as the Granting Authority shall determine. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Granting Authority may determine. The Granting Authority may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). The Granting Authority shall also have the right to eliminate or reduce the amount of Bonus Stock otherwise payable under an award. Unless otherwise specified by the Granting Authority, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Granting Authority may offer the award holder the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

SECTION 11. Loans

     The Granting Authority may provide that the Company shall make, or arrange for, a loan or loans with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder; provided, however, that the Company shall not loan more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Granting Authority shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 12. Tax Offset Payments

     The Granting Authority may provide for a Tax Offset Payment by the Company with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Granting Authority, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the award holder is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 13. Election to Defer Awards

     The Granting Authority may permit an employee or Outside Director to elect to defer receipt of an award (other than an award pursuant to Section 15) for a specified period or until a specified event, upon such terms as are determined by the Granting Authority.

SECTION 14. Tax Withholding

     14.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

     14.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 15. Automatic Stock Options, Limited Stock Appreciation Rights and Stock Grants for Outside Directors

     15.1   Outside Directors shall be granted Stock Options as follows:

     (a) Initial Grant. Each person who is an Outside Director on the date of adoption of the Plan by the Board shall be granted on such date a Stock Option to purchase the number of whole shares of Stock obtained by dividing $5,000 by the closing sales price of the Stock on the date of grant. Each person who becomes an Outside Director after such date shall be granted, on the first trading day coincident with or immediately following the effective date of his or her election as an Outside Director, a Stock Option to purchase the number of whole shares of Stock obtained by dividing $5,000 by the closing sales price of the Stock on the date of grant.

     (b) Quarterly Grants. On the first trading day of each calendar quarter beginning with October 1, 1995, each Outside Director then serving on the Board and who has served for all or a portion of the previous calendar quarter shall be granted a Stock Option to purchase the number of whole shares of Stock obtained by dividing $5,000 by the closing sales price of the Stock on the date of grant.

     (c) For purposes of this Section 15.1, the term trading day shall mean a day on which the Stock is traded on a national securities exchange, on the Nasdaq National Market, or in the over-the-counter market.

     (d) Notwithstanding the foregoing, if on any date on which Stock Options are to be granted under this Section 15.1 the remaining shares available for issuance to Outside Directors under the Plan are insufficient to enable each Outside Director to receive a Stock Option to purchase the applicable number of shares of Stock set forth above, each Outside Director who is entitled to be granted a Stock Option pursuant to this Section 15.1 on such date shall be granted a Stock Option to purchase his or her pro rata portion of such remaining shares.

     15.2 Stock Options granted under this Section 15 shall be Non-Qualified Stock Options, and shall have the following terms and conditions:

     (a) Option Price. The option price per share of Stock purchasable under the Stock Option shall be equal to the closing sales price of the Stock on the date the Stock Option is granted.

     (b) Term of Option. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service as a director, as set forth in paragraphs (e) and (f) below.

     (c) Exercisability. Subject to paragraphs (e) and (f) below, each Stock Option shall vest with respect to 10% of the underlying shares on the date which is three months after the date of grant, and an additional 10% at the end of each three-month period thereafter, provided that the optionee is a director of the Company on such date. The minimum number of shares with respect to which a Stock Option may be exercised is the lesser of 100 shares or the number of shares then subject to the Stock Option.

     (d) Method of Exercise. The Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Stock already owned by the optionee for at least six months, or by any combination of the foregoing. Shares delivered upon payment of the exercise price shall be valued at the average of the high and low sale price of the Stock on the date of exercise (or, if the Stock is not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).

     (e) Termination of Service as Director. If an optionee's service as a director is terminated for any reason, such director's Stock Options may be exercised for five years following such termination of service (but not beyond the Option term), but only to the extent such Options were vested on the date of termination of service.

     (f) Change of Control. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control (as defined in Section 17.2), all Stock Options outstanding at the time of such Change of Control shall become immediately vested and exercisable and shall remain exercisable for five years after the director's termination of service (but not beyond the option term).

     (g) Non-transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution. During an optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     (h) Shareholder Rights. The holder of a Stock Option shall, as such, have none of the rights of a shareholder.

     15.3 Limited Stock Appreciation Rights in Tandem with Options. Each Stock Option granted to an Outside Director under this Section 15 shall be granted in tandem with a Limited Stock Appreciation Right which may be exercised only within the 60-day period following a Change of Control. Upon exercise of the Limited Stock Appreciation Right, the holder shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount equal in value to the excess of the Change of Control Price (as defined in Section 17.3) over the exercise price of the related Stock Option. The Limited Stock Appreciation Right shall be payable solely in cash, and shall be paid within 30 days of the exercise of the Limited Stock Appreciation Right.

     15.4 Quarterly Stock Grants. On the first trading day of each calendar quarter beginning with the first calendar quarter after the date of shareholder approval of the Plan, each Outside Director then serving on the Board and who has served for all or a portion of the previous calendar quarter shall be granted the number of whole shares of Stock obtained by dividing $2,000 by the closing sales price of the Stock on the date of grant. Notwithstanding the foregoing, if on any date on which shares are to be granted pursuant to this
Section 15.4 the remaining shares reserved for issuance to Outside Directors under the Plan are insufficient to enable each Outside Director to receive the applicable number of shares of Stock set forth above, each Outside Director who is entitled to be granted shares pursuant to this Section 15.4 shall be granted his or her pro rata portion of such remaining shares. All shares granted under this Section 15.4 shall be fully vested and non-forfeitable at the time of grant.

SECTION 16. Amendments and Termination

     The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. To the extent required in order to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") (or any successor rule), the provisions of Section 15 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3, Section 162(m) of the Code, or other NASDAQ, stock exchange, or regulatory requirements.

SECTION 17. Change of Control

     17.1 In the event of a Change of Control, unless otherwise determined by the Granting Authority at the time of grant or by amendment (with the award holder's consent) of such grant:

     (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

     (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

     (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

     17.2   A "Change of Control" shall be deemed to occur on:

     (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in rule 13d-3, or any successor rule, under the Securities Exchange Act of
            1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

     (b) the date on which one-third or more of the members of the Board shall consist of persons other than Current Directors (for these purposes a "Current Director" shall mean any member of the Board on July 27, 1995 and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

     (c) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or
            (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

     (d) the date of approval by the stockholders of the Company of an agreement providing for the sale or other disposition of all or substantially all of the assets of the Company.

     17.3 "Change of Control Price" means the highest price per share paid in any transaction reported in the Nasdaq National Market or on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 18. General Provisions

     18.1 Each award under the Plan shall be subject to the requirement that, if at any time the Granting Authority shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Granting Authority.

     18.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award shall confer upon any Outside Director any right to continued service as a director.

     18.3 Determinations by the Granting Authority under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

      18.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 19. Effective Date of Plan

     The provisions of the Plan with respect to formula grants to Outside Directors (as currently set forth in Section 15) were adopted and shall be effective on July 27, 1995, and the provisions of the Plan with respect to grants to employees were adopted and shall be effective on April 10, 1996, in each case subject to approval by the Company's stockholders at the 1996 Annual Meeting of Stockholders. The provisions of the Plan with respect to discretionary grants to Outside Directors were adopted on September __, 1996 and shall become effective on the date of approval by the Company's stockholders at the 1996 Annual Meeting of Stockholders.

                              DIANON SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINTS E. A. PULTZ AND S.L. SWENSON AS PROXIES, EACH WITH THE POWER TO APPOINT HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW ALL THE SHARES OF COMMON STOCK OF DIANON SYSTEMS, INC. HELD OF RECORD BY THE UNDERSIGNED ON SEPTEMBER 20, 1996 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE COMPANY'S CORPORATE HEADQUARTERS AT 200 WATSON BOULEVARD, STRATFORD, CONNECTICUT, ON OCTOBER 24, 1996 AT 10:00 A.M., AND ANY ADJOURNMENT THEREOF.

MANAGEMENT/BOARD OF DIRECTORS OF THE ISSUER RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

PROPOSAL(S): MARK AN |X| IN THE APPROPRIATE BOX. PLEASE USE EITHER BLUE OR BLACK INK.

1.   ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR:  RICHARD A. SANDBERG, JOHN
     P. DAVIS, WALTER O. FREDERICKS, JEFFREY L. SKLAR, G.S. BECKWITH GILBERT, JAMES B. AMBERSON, AND KEVIN C. JOHNSON.

      |_|    FOR                |_|    AGAINST

TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME(S) ON THE LINE BELOW.


- --------------------------------------------------------------------------------

2. TO APPROVE THE COMPANY'S AGREEMENT WITH G.S. BECKWITH GILBERT AND CERTAIN OF HIS AFFILIATES THAT MR. GILBERT AND SUCH AFFILIATES BE PERMITTED TO VOTE SHARES OF THE COMPANY'S COMMON STOCK PURCHASED BY THEM FROM THE COMPANY IN OCTOBER 1995 REPRESENTING UP TO 20% OF THE TOTAL VOTING POWER OF THE COMPANY'S VOTING SECURITIES OUTSTANDING FROM TIME TO TIME (THE "VOTING RIGHTS PROPOSAL") AS MORE FULLY DISCUSSED UNDER "APPROVAL OF THE VOTING RIGHTS PROPOSAL".

      |_|    FOR                |_|    AGAINST                  |_|   ABSTAIN


- --------------------------------------------------------------------------------

3.   PROPOSAL TO APPROVE THE ADOPTION OF THE 1996 STOCK INCENTIVE PLAN.

      |_|    FOR                |_|    AGAINST                  |_|   ABSTAIN


- --------------------------------------------------------------------------------

4. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996.

      |_|    FOR                |_|    AGAINST                  |_|   ABSTAIN

                                   (Continued and to be SIGNED on Reverse Side)

|_|  CHECK IF YOU HAVE       |_| CHECK IF YOU PLAN       |_|  CHECK IF YOU PLAN
     MADE ADDITIONAL             TO ATTEND THE                TO ATTEND THE
     COMMENTS                    MEETING                      MEETING AND VOTE
                                                              YOUR SHARES

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED AS MANAGEMENT RECOMMENDS ON THESE AND ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                              Signature of stockholder should correspond exactly with the name shown on the proxy.

                              Corporate officers, powers of attorney, trustees, executors, administrators, guardians, and others signing in a representative capacity should each sign.

                              DATE --------------------------------------------

                              -------------------------------------------------
                                        (SIGNATURE OF SHAREHOLDER)

                              -------------------------------------------------
                                        (SIGNATURE IF HELD JOINTLY)

                              If time warrants, improperly signed cards will be returned for correction.